Exhibit 32.2

ANTARES PHARMA, INC.

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, James E. Fickenscher, the Chief Financial Officer of Antares Pharma, Inc. (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 8th day of March, 2016.

/s/ James E. Fickenscher
James E. Fickenscher
Senior Vice President and Chief Financial Officer